UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 3, 2016

SKYWEST, INC.

(Exact Name of Registrant as Specified in its Charter)

Utah	0-14719	87-0292166
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

444 South River Road
St. George, Utah	84790
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:

(435) 634-3200

N/A

(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written  communications  pursuant to Rule 425 under the  Securities Act (17 CFR 230.425)

☐            Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement  communications  pursuant to Rule  14d-2(b)  under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement  communications  pursuant to Rule  13e-4(c)  under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)         On May 3, 2016, SkyWest, Inc. (the “Company”) held its 2016 Annual Meeting of Shareholders (the “Annual Meeting”).

(b)         At the Annual Meeting, the Company’s shareholders considered and voted on the items described below:

1.              The following persons were elected to serve as directors of the Company, each to serve until the next annual meeting of shareholders and until his or her successor shall have been duly elected and shall qualify, based upon the following votes:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Jerry C. Atkin	41,880,465	690,890	4,613,947
W. Steve Albrecht	41,887,932	683,423	4,613,947
Russell A. Childs	41,831,716	739,639	4,613,947
Henry J. Eyring	41,884,635	686,720	4,613,947
Meredith S. Madden	41,418,877	1,152,478	4,613,947
Ronald J. Mittelstaedt	41,889,640	681,715	4,613,947
Andrew C. Roberts	41,892,080	679,275	4,613,947
Keith E. Smith	41,890,354	681,001	4,613,947
Steven F. Udvar-Hazy	41,805,493	765,862	4,613,947
James L. Welch	38,598,031	3,973,324	4,613,947

2.              The advisory vote to approve, on a non-binding basis, the Company’s executive compensation was approved based upon the following votes:

Votes for approval	41,239,581
Votes against	1,279,050
Abstentions	52,724
Broker Non-Votes	4,613,947

3.              The proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2016 was approved based upon the following votes:

Votes for approval	46,900,059
Votes against	269,036
Abstentions	16,207

(c)          Not applicable.

(d)         Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYWEST, INC.

Dated: May 5, 2016	By	/s/ Eric J. Woodward
Eric J. Woodward, Chief Accounting Officer